Exhibit 32.1

CERTIFICATIONS BY THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Education Management LLC (the “Company”) for the fiscal year ended June 30, 2009 on the date hereof (the “Report”), I, Todd S. Nelson, Chief Executive Officer of the Company, hereby certify in such capacity, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods reflected therein.

By:	/s/ Todd S. Nelson
Todd S. Nelson
Chief Executive Officer

Date: August 26, 2009

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